Exhibit 99.2

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

PROXY

NPTEST HOLDING CORPORATION

Special Meeting of the Stockholders to be held on                 , 2004

This Proxy is solicited on behalf of the Board of Directors of

NPTest Holding Corporation

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Stockholders to be held on                 , 2004, and the Joint Proxy Statement/Prospectus and appoints Ashok Belani and Leslie A. Weise, Esq. and each of them, the Proxy of the undersigned with full power of substitution, to vote all shares of Common Stock of NPTest Holding Corporation (the “Company’”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Special Meeting of Stockholders of the Company to be held at the Company’s headquarters at 150 Baytech Drive, San Jose, California 95134, on                 , 2004 at [10:00] a.m. local time (the “Special Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

NPTEST HOLDING CORPORATION

WELLS FARGO SHAREHOLDER SERVICES

SHAREOWNER SERVICES

P.O. Box 64854

St. Paul, MN 55164-0854

Voter Control Number

Your vote is important. Please vote immediately.

☐ Please mark votes as in this example.

1. To approve the Agreement and Plan of Reorganization dated as of February 22, 2004, by and among Credence Systems Corporation, Cataline Corporation and the Company.

☐ FOR                ☐ AGAINST                ☐ ABSTAIN

2. To vote, in their discretion, upon any other business that may properly come before the Special Meeting or any adjournment or postponement thereof. Except with respect to procedural matters incident to the conduct of the Special Meeting, management of NPTest is not aware of any other matters that should come before the Special Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS OTHERWISE MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AT THE DISCRETION OF THE PROXIES. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE SPECIAL MEETING AND VOTING IN PERSON.

Authorized Signature

Title or authority, if applicable

Date

IF THE SHARES ARE REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER OR IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.